SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

August 27, 2003

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip code)

Registrant’s telephone number, including area code:

(503) 813-5000

(Former Name or Former Address, if changed since last report)

Item 5.	OTHER EVENTS

On August 27, 2003, the Oregon Public Utility Commission (OPUC) announced the granting of approximately $8.5 million of additional annual revenues to PacifiCorp following an all-parties settlement to the general rate case. In addition, PacifiCorp has been awarded a one-off amount of $12 million for 2004 by early removal of a merger credit to customers following the delivery of transition plan commitments. The company is also being allowed to implement the new rates by September 1, 2003, approximately five months earlier than scheduled, resulting in a $5 million benefit in the current fiscal year. The settlement will lead to an average overall price increase in Oregon of approximately 1%.

Item 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)        Exhibits.

99.       ScottishPower plc Press Release dated August 27, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)
By:	/s/ Andrew P. Haller

Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary

Date: August 28, 2003